Exhibit 10.83

Claim No. HC03CO2032

IN THE HIGH COURT OF JUSTICE

CHANCERY DIVISION

BETWEEN:

SENETEK PLC

Claimant

- and -

EAGLE-PICHER TECHNOLOGIES LLC

(trading as CHEMSYN LABORATORIES)

(a company incorporated under the laws of the State of Ohio, United States of America)

Defendant

CONSENT ORDER

UPON the Claimant and the Defendant having agreed terms of settlement of the action set forth in the schedule hereto and pursuant to Part 40.6 of the CPR.

BY CONSENT

IT IS ORDERED THAT:-

1.	All further proceedings in this action be stayed upon the terms set forth in the schedule to this Order except for the purpose of carrying this order and the said terms into effect and for that purpose the parties are to be at liberty to apply.

2.	There be no order as to costs.

We hereby agree to an Order in the above mentioned terms.

DLA	Trowers & Hamlins
3 Noble Street	Sceptre Court
London	40 Tower Hill
EC2V 7EE	London
EC3N 4DX

Ref: MDS/TJC/76030/120000	Ref: DXB.40700.25

Dated this day of September 2004

THE SCHEDULE

This Settlement Agreement is made on the [    ] day of September 2004

Between:

(1) Senetek PLC, whose registered office is at 3 Howard Road, Eaton Socon, Cabridgeshire PE19 (Registered at Companies House with number 01759068) (“Senetek”)

(2) Eagle-Picher Technologies LLC (t/a Chemsyn Laboratories), a company incorporated under the Laws of the State of Ohio (“Chemsyn”)

(Collectively “the Parties”)

The Parties now agree as follows:-

The Payment

1.	Chemsyn will pay Senetek the sum of US$235,000 on 1 December 2004 (“the Payment”) by telegraphically transmitting the monies by [3pm] (Mountain Standard Time, 11pm Greenwich Mean Time) on 1 December 2004 to the Claimant’s Solicitors’ client account, details of which are set out below:

[ ].

2.	Chemsyn makes the Payment and Senetek accepts that the Payment is:-

2.1	In full and final settlement of all claims Senetek has, or may have, against Chemsyn (including but not limited to those claims made in Claim Number HCO3CO2032, any claims to interest and legal costs), arising out of or in connection with the manufacture, sale, supply or storage of Phentolamine Mesylate (“the Product”) by Chemsyn from December 1993 to the date of this Settlement Agreement whether pursuant to the terms of the Supply Agreement dated 22 April 1998 or otherwise.

2.2	Made by Chemsyn on the basis of no admission of any liability whatsoever.

Transfer of ownership

3.	In consideration for the Payment, Chemsyn will become the sole legal and beneficial owner of the quantities of the Product that are currently stored at Chemsyn’s premises at Harrisonville Missouri (circa 6]kg) (“Stored Product”) at 11pm Greenwich mean time on 1 December 2004 (“Time of Transfer”).

4.	Title and risk in the Stored Product shall pass to Chemsyn at the Time of Transfer.

5.	For the avoidance of doubt:

5.1	Senetek accepts that, from the Time of Transfer onwards, Chemsyn is entitled to dispose of or utilise the Stored Product in whatever manner it deems appropriate (including onward transfer, sale or destruction).

5.2	The transfer in ownership is in respect of the Stored Product only and it does not in any way impact on the quantities of the Product that have already been shipped / delivered to Senetek, its servants or agents (including, but not limited to, Huntingdon Life Sciences and Novocol Pharama of Canada Inc) which it is hereby accepted are owned by (and at the risk of ) Senetek.

Proceedings

6.	The Parties will use all reasonable endeavours to ensure that:

6.1	This Consent Order is lodged with the High Court for sealing by 4pm on 30 September 2004 (Greenwich Mean Time).

6.2	That a Consent Order dismissing the proceedings (with no order as to costs) is filed with the Court by 4pm on 15 December 2004 (Greenwich Mean Time) (providing that the Payment has been made in accordance with paragraph 1 of this Settlement Agreement).

Confidentiality

7.	The terms of this Settlement Agreement, all the details of, and the fact of the settlement, shall be confidential to the Parties and their legal advisors, and shall not be divulged or disclosed by the Parties whatsoever unless:

7.1	such disclosure is ordered by a court of competent jurisdiction or is otherwise required by law (including any statutory or regulatory requirement or duty); or

7.2	it is for the purposes of enforcing the terms of this Settlement Agreement; or

7.3	it is to a professional advisor (on like terms as to confidentiality) for the purpose of enabling the party concerned to comply with any statutory or regulatory requirement or duty; or

7.4	it is for the purposes of informing the English High Court of the fact that a settlement of Claim number HC03CO2032 has been reached.

General

8.	All references in this Settlement Agreement to Senetek and Chemsyn or to the Parties shall be deemed to include (as applicable) their respective parents, subsidiaries, assigns, directors, officers and agents.

9.	This Settlement Agreement shall be governed by, construed and take effect in accordance with English law. The courts of England shall have exclusive jurisdiction over any claim, dispute or difference which may arise out of or in connection with this Settlement Agreement.

10.	Each of Senetek and Chemsyn hereby severally represents, warrants and undertakes that:

10.1	it is a corporation which has been duly incorporated under the laws of its jurisdiction with power to enter into this Settlement Agreement and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorise the execution of this Settlement Agreement and the performance of its obligations hereunder has been duly taken and the person or persons executing this Settlement Agreement on its behalf has or have the necessary authority to do so;

10.2	all consents and any other necessary authorisations and approvals required to enable it lawfully to enter into and perform and comply with its obligations under this Settlement Agreement have been (or will be) obtained and are (or will be) in full force and effect and that, to the best of its knowledge, information and belief, no steps have been taken for the revocation or cancellation of one or more of them and that all other acts, conditions and things required to be fulfilled and performed in order

10.2.1	to enable it lawfully to enter into and to exercise its rights under and perform the obligations assumed by it in this Settlement Agreement

10.2.2	to ensure that the obligations expressed to be assumed by it in this Settlement Agreement are legal, valid and binding have been (or will be) fulfilled and performed;

10.3	it has not entered into any pending agreements, transactions or negotiations that would render this Settlement Agreement, or any part of it, void, voidable or unenforceable; and

10.4	this Settlement Agreement constitutes a valid and binding agreement.

11.	If at any time any provision of this Settlement Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity nor enforceability of the remaining provisions nor the legality, validity nor enforceability of such provisions under the law of any other jurisdiction shall in any way be affected or impaired thereby.

12.	This Settlement Agreement constitutes the entire agreement and understanding between the Parties. Each of the Parties agrees that it will not assert that, in entering into this Settlement Agreement, it was influenced by the fulfilment or failure to fulfil any past or current or future duty of disclosure whether on its part or on the part of any other person. Save as expressly set out, each of the Parties agrees that they have entered into this Agreement in reliance upon their own investigation and analysis and that no other statement, representation or warranty of any nature whatsoever (whether express or implied) has been relied upon by it in relation to this Settlement Agreement.

13.	Each Party shall at its own cost do and execute or procure to be done and executed all necessary acts, deeds, documents and things reasonably within its power to give effect to this Settlement Agreement.

14.	No variation of this Settlement Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

15.	Except to the extent that they have been performed, the warranties, representations, undertakings and obligations contained in this Settlement Agreement shall remain in full force and effect notwithstanding completion.

Costs

16.	Both Parties will bear their own costs of, and associated with, entering into this Settlement Agreement and will bear the costs duly incurred by Mr William Marsh in his role as mediator on a 50:50 basis.

/s/ Brad Holsowrth-CFO

September 28, 2004

Signed for and on behalf of Senetek Plc

/s/ Lisa Gressel-VP, General Counsel and Secretary

September 27, 2004

Signed for and on behalf of Eagle Picher Technologies LLC